Exhibit 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32 nd Flr.

New York, NY 10025

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

September 23, 2014

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE:	Omagine, Inc. Amendment No. 1 to Form S-1 Registration Statement Commission File No. 333-198008)

Ladies and Gentlemen:

We refer to the above-captioned Amendment No. 1 to the registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Omagine, Inc., a Delaware corporation (“Omagine” or the "Company"), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement consisting of (i) up to 3,000,000 shares (the “Put Shares”) of common stock which may be issued pursuant to the Stand-by Equity Distribution Agreement dated April 22, 2014 between the Company and YA Global Master SPV Ltd. (“YA Global”) and (ii) 85,822 outstanding shares of the Company’s common stock (the “Outstanding Shares”) are duly authorized and (a) with respect to the Put Shares, will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable and (b) with respect to the Outstanding Shares, are legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

By:	/s/ SICHENZIA ROSS FRIEDMAN FERENCE LLP
SICHENZIA ROSS FRIEDMAN FERENCE LLP